Exhibit 99.1

Air Products Offers to Acquire Airgas for $60.00 Per Share in Cash

$7.0 Billion Offer Provides 38% Premium to Airgas Shareholders

Combination Would Accelerate Growth, Create Leading Global Industrial Gas Company with
Strength Across All Distribution Channels

Air Products Expects Synergies of $250 Million and Immediate Earnings Accretion

Air Products Committed to Completing Value-Enhancing Transaction

LEHIGH VALLEY, Pa. (February 5, 2010) – Air Products (NYSE: APD) today announced that it has made an offer to acquire Airgas, Inc. (NYSE: ARG) for $60.00 per share in cash. The offer was made in a letter to Airgas’ Board of Directors yesterday after the CEOs of the two companies had previously discussed Air Products’ interest in acquiring Airgas and after Air Products had made two written offers, and these offers and Air Products’ requests to discuss them were rejected by Airgas.

At $60.00 per share, the offer provides a 38% premium to Airgas shareholders based on yesterday’s closing price of $43.53 and is 18% above Airgas’ 52-week high. The total value of the transaction is approximately $7.0 billion, including $5.1 billion of equity and $1.9 billon of assumed debt. The acquisition is expected to be immediately accretive to Air Products’ earnings per share on both a GAAP and cash basis, excluding expected one-time costs.

Air Products’ offer fully values Airgas’ complementary capabilities and attractive long-term prospects. Headquartered in Pennsylvania, the combined company would be the largest industrial gas company in North America and one of the largest in the world, with distinctive strengths across all geographies and in all three distribution channels: packaged gases, liquid bulk and tonnage. A combination of the two companies would be financially and strategically compelling, with substantial cost synergies of $250 million by the end of year two, and the ability to accelerate growth both domestically and internationally by leveraging Airgas’ extensive U.S. sales force and packaged gases skills on the foundation of Air Products’ global presence and infrastructure.

Air Products is fully committed to pursuing this transaction, and has secured committed financing from J.P. Morgan to complete the offer. Air Products is prepared to make appropriate divestitures to address regulatory issues.

John E. McGlade, Air Products’ chairman, president and chief executive officer, said, “This is an extremely compelling transaction with undeniable strategic and industrial logic that would benefit shareholders, customers and employees of both companies. Bringing together these two highly complementary companies would create substantial value. We highly value the talented operating team at Airgas, and believe they would benefit greatly from the expanded opportunities and resources available to them as part of a larger and stronger global U.S. company with significantly greater long-term growth prospects than a stand-alone Airgas. While we are disappointed that Airgas has thus far prevented its shareholders from receiving a substantial premium and immediate liquidity, we have repeatedly communicated to the Airgas Board our willingness to improve our offer to reflect any incremental value they can demonstrate. While it remains our strong desire to reach an agreement with Airgas on a friendly basis, we are fully committed to pursuing this transaction and are prepared to take all necessary steps to complete it, including making an offer directly to Airgas shareholders.”

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Air Products’ financial advisor for this transaction is J.P. Morgan Securities Inc. and its legal advisors are Cravath, Swaine & Moore LLP and Arnold & Porter LLP.

The management of Air Products will host a conference call and live webcast today, Friday, February 5, 2010 at 8:30 a.m. ET to discuss this announcement. The company welcomes all members of the investment community to listen to the call live by dialing (913) 312-0685 and providing the passcode 4248658. The live webcast of the call can be accessed at www.airproducts.com. An audio replay of the call will be available after the call’s conclusion and can be accessed by calling (888) 203-1112 in the U.S. or (719) 457-0820 outside the U.S. and entering the passcode 4248658.

For more information on Air Products’ offer to acquire Airgas, please visit www.airproducts.com/airgasoffer.

Below is the full text of the most recent letter from Air Products to Airgas:

February 4, 2010

Mr. Peter McCausland
Chairman, President and CEO
Airgas, Inc.
259 North Radnor-Chester Road, Suite 100
Radnor, PA 19087-5283

Dear Peter:

As you know, we have been trying for the last four months to engage Airgas in friendly discussions regarding a business combination. We are deeply disappointed that you and your board have rejected out of hand two written offers providing your shareholders substantial premiums. In our prior correspondence, we clearly and repeatedly stated our flexibility as to both value and form of consideration, yet you have continued to refuse even to discuss our offers. Your unwillingness to engage has delayed the ability of your shareholders to receive a substantial premium. We remain committed to completing this transaction, and we have therefore decided to inform your shareholders of our offer to expedite the process.

Air Products is prepared to proceed with a fully financed, all-cash offer for all Airgas shares at $60.00 per share, which reflects a premium of 38% to Airgas’ closing price today of $43.53 and 18% above its 52-week high. In addition to a substantial premium, Airgas shareholders will benefit from immediate liquidity in an uncertain economic environment through an offer which we believe fully values Airgas’ complementary capabilities and long-term growth prospects.

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Bringing together our complementary skills and strengths will create one of the world’s leading integrated industrial gas companies. Combining Air Products’ global leadership in liquid bulk and tonnage gases with Airgas’ leadership in U.S. packaged gases will create the largest industrial gas company in North America and one of the largest globally – a leader with distinctive strengths and world-class competencies across all distribution channels and geographies. While we have a strong and profitable packaged gas business in Europe and other key international markets, we do not have a position in the U.S. packaged gas business where Airgas is the market leader. As part of this uniquely compelling combination, Airgas would be well positioned to achieve higher growth than it could achieve on a stand-alone basis.

We do not believe there are any significant financial or regulatory impediments to your shareholders’ timely realization of this substantial cash premium. We have secured committed financing from J.P. Morgan to complete the offer and are committed to maintaining a robust capital structure. We have also thoroughly considered the regulatory issues related to this combination and are prepared to make appropriate divestitures, none of which we expect to be material.

The strategic and industrial logic of this combination is clear, and we are confident that an Air Products/Airgas combination would create greater value than Airgas or Air Products could each achieve on its own. There are many advantages to consummating this combination now, including:

●	The opportunity to improve growth, returns and cash generation.
●
Substantial cost synergies, which are expected to yield savings of $250 million annually when fully realized, primarily related to reductions in overhead and public company costs, supply chain efficiencies, and better utilization of infrastructure.

●
The ability to leverage Airgas’ extensive U.S. sales force and packaged gases skills, and to build on the foundation of Air Products’ global presence and infrastructure, to accelerate growth both domestically and internationally.

●
An integrated platform better able to capture economies of scale from extensive engineering, operations and back office capabilities with a much greater reach and ability to provide better overall customer service.

●
Air Products’ presence in all of the world’s key industrial gas markets, increased cash flow and greater access to capital would allow Airgas to achieve international expansion far faster and at a much lower cost, while accelerating its growth through acquisitions.

We believe the timing for this combination is ideal. The economy is just beginning to emerge from recession, and together we would be able to take full advantage of the substantial growth potential, economies of scale, and synergies unique to this transaction. You have made clear your international growth aspirations, which will require significant time and expense to build out on your own. Air Products has the global infrastructure in place that would allow you to achieve your goals faster and better. Airgas is also just in the initial stages of implementing SAP, and our demonstrated expertise in this area would greatly reduce the time, expense and disruption associated with this vital rollout.

Bringing our two companies together would also benefit employees, customers and the communities in which we operate. We highly value the talented operating team at Airgas, which would benefit greatly from the expanded opportunities and resources available as part of a larger and stronger global U.S. company headquartered in Pennsylvania -- with significantly greater long-term growth prospects than a stand-alone Airgas. Your customers would benefit from a more robust product offering from a company with expanded resources and global scope.

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Peter, let me reemphasize as I have in past discussions that Air Products is fully committed to the successful completion of this compelling transaction. Your continuing refusal to engage with us will serve only to further delay your shareholders’ ability to receive a substantial all-cash premium. While we would strongly prefer to proceed through friendly negotiations, you should not doubt our resolve to take the necessary actions to complete this transaction. We would welcome the opportunity to meet with you or with any special committee of your independent directors which has been or will be formed to consider our offer, as well as their independent financial and legal advisors. Finally, we reiterate our willingness to reflect in our offer any incremental value you can demonstrate.

Very Truly Yours,

John E. McGlade
Chairman, President and Chief Executive Officer

cc:    Airgas Board of Directors

Air Products (NYSE:APD) serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, and equipment and services. Founded in 1940, Air Products has built leading positions in key growth markets such as semiconductor materials, refinery hydrogen, home healthcare services, natural gas liquefaction, and advanced coatings and adhesives. The company is recognized for its innovative culture, operational excellence and commitment to safety and the environment. In fiscal 2009, Air Products had revenues of $8.3 billion, operations in over 40 countries, and 18,900 employees around the globe. For more information, visit www.airproducts.com.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. No tender offer for the shares of Airgas, Inc. (“Airgas”) has commenced at this time. In connection with the proposed transaction, Air Products, Inc. (“Air Products”) may file tender offer documents with the U.S. Securities and Exchange Commission (“SEC”). Any definitive tender offer documents will be mailed to stockholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS, INC. ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov.

In connection with the proposed transaction, Air Products may file a proxy statement with the SEC. Any definitive proxy statement will be mailed to stockholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov.

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CERTAIN INFORMATION REGARDING PARTICIPANTS

Air Products and certain of its respective directors and executive officers may be deemed to be participants in the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Air Products’ directors and executive officers in Air Products’ Annual Report on Form 10-K for the year ended September 30, 2009, which was filed with the SEC on November 25, 2009, and its proxy statement for the 2010 Annual Meeting, which was filed with the SEC on December 10, 2009. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference in this communication other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates”, “expects”, “intends”, “plans”, “predicts”, “believes”, “seeks”, “estimates”, “may”, “will”, “should”, “would”, “could”, “potential”, “continue”, “ongoing”, similar expressions, and variations or negatives of these words.

These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward- looking statement. Important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition include the possibility that Air Products will not pursue a transaction with Airgas and the risk factors discussed in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. The forward-looking statements in this release speak only as of the date of this filing. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

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Media Inquiries:
(Air Products) Betsy Klebe, tel: (610) 481-4697; e-mail: klebeel@airproducts.com.

(Sard Verbinnen & Co)
George Sard/David Reno, tel: (212) 687-8080.

Investor Inquiries:
Nelson Squires, tel: (610) 481-7461; e-mail: squirenj@airproducts.com.